Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statements of Whirlpool Corporation

33-34037	333-42322	333-143372
33-40249	333-90602	333-150942
333-02827	333-125260	333-157392
333-66211	333-128686	333-166484
333-77167	333-131627

Registration Statements of Maytag Corporation

333-62980

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool 401(k) Retirement Plan

33-26680	33-53196

Registration Statements of Whirlpool Corporation
pertaining to the Maytag Corporation Salary Savings Plan, Maytag Corporation Deferred
Compensation Plan and Maytag Corporation Deferred Compensation Plan II

333-132875

Registration Statements of Maytag Corporation pertaining to the Maytag Corporation Deferred Compensation Plans

333-102002	333-101995	333-121368

of our reports dated February 22, 2012, with respect to the consolidated financial statements and schedule of Whirlpool Corporation and the effectiveness of internal control over financial reporting of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 22, 2012